Exhibit 10.4

STOCKHOLDER VOTING AGREEMENT

STOCKHOLDER VOTING AGREEMENT (this “Agreement”), dated as of September 28, 2021, by and among Surna Inc., a Nevada corporation (“Surna” or “Company”) and the stockholders listed on Schedule I hereto (each, a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Stockholder holds and is entitled to vote (or to direct the voting of) the number of shares of stock (the “Company Stock”) of Surna, set forth opposite such Stockholder’s name on Schedule I hereto (with respect to each Stockholder, such shares of set forth on Schedule I are referred to herein as the “Subject Shares”);

WHEREAS, Surna and Evergreen Capital Management LLC , a Delaware limited liability company (“Investor”), have entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) to provide funding for the operations of the Company through the sale of Series B Convertible Preferred Stock of the Company for a stated value of $3,300,000;

WHEREAS, the Securities Purchase Agreement provides for the Company to take various steps to change the capitalization of the Company and amend the articles of incorporation of the Company by several measures, including an increase in the number of authorized shares of common stock, the redemption of the Series A Preferred Stock with common stock thereby eliminating that class of securities of the Company, providing for a reverse stock split and reset of the capital of the Company, and the change of corporate name;

WHEREAS, as a condition to the Investor executing and delivering the Securities Purchase Agreement and funding the Company, the Investor has required that this Agreement be entered into by the holders of the outstanding shares of Series A Preferred Stock of the Company and of the Series B Preferred Stock of the Company; and

WHEREAS, as a condition to the execution and delivery of the Securities Purchase Agreement by the parties thereto, and as an inducement to such execution and delivery and in consideration therefor, each Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

Section 1.2 Other Definitions. For purposes of this Agreement:

(a) “Affiliate” shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to each Stockholder, the term “Affiliate” shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

(b) “Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

(c) “Third Party” shall mean any person or group other than the Company and its respective affiliates.

ARTICLE II

VOTING AGREEMENT AND PROXY GRANT

Section 2.1 Grant of Proxy. Concurrently with the execution of this Agreement, each Stockholder hereby appoints, with respect to the Stockholder’s Subject Shares, each of Anthony K McDonald and Brian Knaley, and any designee of either of them, and each of them individually, the Stockholder’s sole and exclusive proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the Voting Period with respect to the Stockholder’s Subject Shares in respect to any matter set forth on Schedule II hereto. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

Section 2.2 Nature of Proxy. The proxy and power of attorney granted pursuant to Section 2.1 by each Stockholder shall be irrevocable during the Voting Period and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall be valid and binding on any Person to whom the Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement. Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder’s Subject Shares. Each Stockholder agrees not to grant any proxy (whether revocable or irrevocable) to any Person that conflicts with the proxy granted by such Stockholder pursuant to this Article II, and any attempt to do so shall be void and of no force and effect. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder.

Section 2.3 Agreement to Vote the Subject Shares. Each of Anthony K. McDonald and Brian Knaley hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the Company’s stockholders, however called, or in connection with any written consent of the of the Company’s stockholders, each shall vote (or cause to be voted) the Subject Shares (x) in favor of the approval and adoption of the proposals set forth on Schedule II hereof, (y) against any action, proposal, transaction or agreement that, to the knowledge of such Stockholder, is intended to result in a different set of proposals from those set forth on Schedule II hereof or cause the Company or Stockholder to breach any of its obligations under this Agreement or the Securities Purchase Agreement (“Alternative Proposal”), and (z) except as otherwise agreed to in writing in advance by the Company, against any action or proposal involving the Company that, to the knowledge of such Stockholder, is intended, or could reasonably be expected, to prevent, impede, interfere with, materially delay, postpone or materially adversely affect the transactions contemplated by the Securities Purchase Agreement and this Agreement. Any vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

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ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Each Stockholder agrees that during the Voting Period if the Company is in compliance with the terms of this Agreement and the Securities Purchase Agreement, except as contemplated by the terms of this Agreement, it shall not (i) sell, sell short, transfer (including by way of gift), tender, pledge, encumber, assign, grant any right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Stockholder)) or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of its Subject Shares or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(b) In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include, with respect to any Stockholder, such Stockholder’s Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of its Subject Shares may be changed or exchanged or which are received in such transaction.

Section 3.2 Reasonable Efforts. The Company shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Securities Purchase Agreement as promptly as practicable, including using commercially reasonable efforts to obtain promptly all permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated by the Securities Purchase.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder hereby represents and warrants to the Company that the following statements in this Article IV are true and correct as to such Stockholder:

Section 4.1 Due Organization, etc. The Stockholder is an entity duly formed and validly existing under the Laws of the jurisdiction of its organization. The Stockholder has all necessary corporate, limited partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder has been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of such Stockholder.

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Section 4.2 Ownership of the Subject Shares. As of the date hereof, (i) the Stockholder is the lawful owner of its Subject Shares and has the sole power to vote (or cause to be voted) its Subject Shares and (ii) neither the Stockholder nor any controlled Affiliate of the Stockholder owns or holds any additional shares of any class of stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Stockholder has good and valid title to its Subject Shares free and clear of any and all Liens, proxies and voting agreements of any nature or kind whatsoever, other than those created by this Agreement..

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholders as follows:

Section 5.1 Due Organization, etc. The Company is a corporation duly organized and validly existing under the Laws of Nevada. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company has been duly authorized by all necessary action on the part of the Company.

Section 5.2 No Conflicts. Other than compliance with the applicable requirements of the Exchange Act, (a) no filing with any Governmental Entity, and no authorization, consent or approval of any other Person, is necessary for the execution of this Agreement by the Company and, except as provided in the Securities Purchase Agreement, for the consummation by the Company of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, judgment or, to the knowledge of the Company, any statute, rule or regulation which could reasonably be expected to materially adversely affect the Company’s ability to perform any of its obligations under this Agreement.

Section 5.3 Reliance by the Stockholders. The Company understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Securities Purchase Agreement by the Company.

ARTICLE VI
termination

Section 6.1 Termination. This Agreement shall terminate as to the Company and each Stockholder, and neither the Company nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect, upon the earliest to occur of (a) the mutual consent of the Company and each Stockholder, (b) the date of termination of the Securities Purchase Agreement in accordance with its terms, or (c) December 7, 2021 (such date, the “Termination Date”); provided, further, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 7.3 through 7.12, inclusive, of this Agreement shall survive the termination of this Agreement.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.2 Public Announcements. The Company consents to and authorizes the publication and disclosure by each Stockholder of this Agreement, including the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the transactions contemplated by the Securities Purchase Agreement in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by applicable law or the rules and regulations of the Securities and Exchange Commission.

Section 7.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Surna Inc.

1780 55th Street

Boulder, Colorado 80301

Attention: Anthony K. McDonald

E-mail:

with a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue, 17th Floor

New York, New York 10017

Attention: Andrew D. Hudders

E-mail: ahudders@golenbock.com

If to any Stockholder, to such Stockholder at the address corresponding to such Stockholder’s name on Schedule I

Section 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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Section 7.5 Entire Agreement. This Agreement (together with the Securities Purchase Agreement, to the extent referred to herein and therein, and the documents contemplated thereby) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties.

Section 7.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.8 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 7.9 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

Section 7.10 Headings. The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.12 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

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IN WITNESS WHEREOF, The Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

the COMPANY:

SURNA INC.

By:
Name:	Anthony K. McDonald
Title:	CEO

[SIGNATURE PAGE TO VOTING AGREEMENT]

STOCKHOLDERS:

DEMETER CAPITAL GROUP LP

By:
Name:	Morgan Paxhia
Title:	Managing member of Poseidon Asset Management, LLC, the general partner of Demeter Capital Group LP

EVERGREEN CAPITAL MANAGEMENT LLC

By:
Name:	Jeffrey S. Pazdro
Title:	Manager

[SIGNATURE PAGE TO VOTING AGREEMENT]

Schedule I

Stockholder Name	Number of Shares of Stock
Demeter Capital Group LP 130 Frederick Street, #102 San Francisco, CA 94117	33,428,023 shares of Series A Preferred Stock, with voting authority of the equivalent of 33,428,023 shares of Common Stock

Evergreen Capital Management LLC 156 W Saddle River Road Saddle River, New Jersey 07458	3,300 shares of Series B Preferred Stock, with voting authority of 559,115,938, shares of Common Stock

Schedule II

1.

To approve an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares to One Billion (1,000,000,000) of which Eight Hundred Fifty Million (850,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Fifty Million (150,000,000) shares will be preferred stock, with a par value of $0.00001 per share;

2.

To approve an amendment to the Company’s Articles of Incorporation to change the rights, preferences, limitations and terms of the Company’s Series A preferred stock (the “Series A preferred stock”) to allow the Company to redeem the outstanding shares of the Series A preferred stock by issuance of one share of the Company’s common stock for each one hundred shares of Series A preferred stock being redeemed by the Company;

3.

To authorize the Board, at its discretion, at any time until June 30, 2022, (i) to effect a reverse stock split of the common stock with a ratio not less than two-for-one but not greater than two hundred-for-one and (ii) in conjunction therewith to amend the Articles of Incorporation to decrease the authorized number of shares of common stock and preferred stock to any amount less than 850,000,000 but not less than 100,000,000 shares of common stock and to any amount less than 150,000,000 but not less than 25,000,000 shares of preferred stock; and

4.	To approve an amendment to the Company’s Articles of Incorporation to change the corporate name from “Surna Inc.” to “CEA Industries, Inc.